UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2013

WESTERN GRAPHITE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54665	20-8055672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4240 W. Flamingo Road, Suite 201, Las Vegas, NV		89103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 922-2700

Lucky Strike Explorations Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 21, 2013, our company filed Articles of Merger with the Nevada Secretary of State to change our name from “Lucky Strike Explorations Inc.” to “Western Graphite Inc.”, to be effected by way of a merger with our wholly-owned subsidiary Western Graphite Inc., which was created solely for the name change.

Also on February 21, 2013, our company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 10 new for one (1) old basis and, consequently, our authorized share capital shall increase from 75,000,000 to 750,000,000 common shares and our issued and outstanding common stock shall increase from 5,800,000 to 58,000,000 shares, all with a par value of $0.001.

These amendments became effective on February 27, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on February 27, 2013 under the symbol “LCKYD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 30 business days from February 27, 2013, our ticker symbol will change from “LCKY” to “WSGP” to better reflect our new name.  Our new CUSIP number is 95829V100.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger

3.2 Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GRAPHITE INC.

/s/ Michael Noble
Michael Noble
President and Director

Date: February 27, 2013